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As filed with the Securities and Exchange Commission on April 14, 2004

Registration No. 333-113998

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SENOMYX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8731 (Primary Standard Industrial Classification Code Number)	33-0843840 (I.R.S. Employer Identification Number)

11099 North Torrey Pines Road
La Jolla, CA 92037
(858) 646-8300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kent Snyder
President and Chief Executive Officer
Senomyx, Inc.
11099 North Torrey Pines Road
La Jolla, CA 92037
(858) 646-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas A. Coll, Esq.	David C. Lopez, Esq.
Steven M. Przesmicki, Esq.	Cleary, Gottlieb, Steen & Hamilton
Cooley Godward LLP	One Liberty Plaza
4401 Eastgate Mall	New York, NY 10006
San Diego, CA 92121	(212) 225-2000
(858) 550-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Common Stock, $0.001 par value per share	$97,750,000	$12,384.93

(1)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        Senomyx, Inc. has prepared this Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-113998) for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement and amending Item 16 of the Registration Statement. This Amendment No. 1 to Registration Statement does not modify any other portion of the Registration Statement and accordingly no other portion of the Registration Statement has been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)   Exhibits.

Exhibit Number		Description of Document
1.1	†	Form of Underwriting Agreement.
3.1	†	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of this offering.
3.2	†	Form of Amended and Restated Bylaws to be effective upon completion of this offering.
4.1	†	Form of Common Stock Certificate.
4.2	(1)	Warrant dated July 17, 2001, as amended November 14, 2001, issued to Silicon Valley Bank.
4.3	(1)	Fourth Amended and Restated Investor Rights Agreement dated November 14, 2001, as amended February 27, 2002, between the Registrant and certain of its stockholders.
5.1	†	Opinion of Cooley Godward LLP.
10.1	†+	Form of Indemnity Agreement.
10.2	†+	Amended and Restated 2004 Equity Incentive Plan and Form of Stock Option Agreement thereunder.
10.3	†+	2004 Non-Employee Directors' Stock Option Plan and Form of Stock Option Agreement thereunder.
10.4	†+	2004 Employee Stock Purchase Plan and Form of Offering Document thereunder.
10.5	(1)+	Employment letter agreement dated February 21, 2000 between the Registrant and Mark Zoller, Ph.D.
10.6	(1)+	Employment letter agreement dated June 7, 2000 between the Registrant and Klaus Gubernator, Ph.D.
10.7	(1)+	Employment letter agreement dated June 2, 2003 between the Registrant and Kent Snyder.
10.8	(1)+	Employment letter agreement dated August 25, 2003 between the Registrant and Harry Leonhardt, Esq.
10.9	(1)+	Employment letter agreement dated September 8, 2003 between the Registrant and John Poyhonen.
10.10	(1)
Expansion Lease dated November 20, 1995 between Health Science Properties, Inc. and Sequana Therapeutics, Inc., as amended, and Assignment and Assumption of Lease, dated July 12, 2000, as amended, between the Registrant and Axys Pharmaceuticals, Inc.
10.11	*	Exclusive License and Bailment Agreement dated March 10, 2000 between the Registrant and the Regents of the University of California.
10.12	*	Collaborative Research and License Agreement dated November 1, 2000, as amended April 16, 2002, between the Registrant and Aurora Biosciences Corporation.

II-1

10.13	*	Collaborative Research and License Agreement dated December 6, 2000, as amended May 2, 2002, between the Registrant and Kraft Foods, Inc.
10.14	*	Collaborative Research and License Agreement dated March 28, 2001, as amended July 26, 2002, November 5, 2002 and February 19, 2004 between the Registrant and Campbell Soup Company.
10.15	*	Collaborative Research and License Agreement dated April 18, 2002, as amended October 23, 2003, between the Registrant and Nestec, Ltd.
10.16	*	Collaborative Research, Development, Commercialization and License Agreement dated April 22, 2002 between the Registrant and the Coca-Cola Company.
23.1	(1)	Consent of Ernst & Young LLP, independent auditors.
23.2		Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	(1)	Power of Attorney. Reference is made to the signature page hereto.

†
To be filed by amendment.

+
Indicates management contract or compensatory plan.

*
Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

(1)
Previously filed.

(b)   Financial Statement Schedules.

        No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

II-2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 14th day of April, 2004.

SENOMYX, INC.
By:	/s/ KENT SNYDER Kent Snyder President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENT SNYDER Kent Snyder	President, Chief Executive Officer and Director (Principal Executive Officer)	April 14, 2004
/s/ TONY ROGERS Tony Rogers	Senior Director of Finance (Principal Financial and Accounting Officer)	April 14, 2004
/s/ MARK LESCHLY* Mark Leschly	Director	April 14, 2004
/s/ LORI ROBSON, PH.D.* Lori Robson, Ph.D.	Director	April 14, 2004
/s/ DAVID SCHNELL, M.D.* David Schnell, M.D.	Director	April 14, 2004
/s/ TIMOTHY J. WOLLAEGER* Timothy J. Wollaeger	Director	April 14, 2004
/s/ JAY M. SHORT* Jay M. Short, Ph.D.	Director	April 14, 2004
*By:	/s/ KENT SNYDER Kent Snyder Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description of Document
1.1	†	Form of Underwriting Agreement.
3.1	†	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of this offering.
3.2	†	Form of Amended and Restated Bylaws to be effective upon completion of this offering.
4.1	†	Form of Common Stock Certificate.
4.2	(1)	Warrant dated July 17, 2001, as amended November 14, 2001, issued to Silicon Valley Bank.
4.3	(1)	Fourth Amended and Restated Investor Rights Agreement dated November 14, 2001, as amended February 27, 2002, between the Registrant and certain of its stockholders.
5.1	†	Opinion of Cooley Godward LLP.
10.1	†+	Form of Indemnity Agreement.
10.2	†+	Amended and Restated 2004 Equity Incentive Plan and Form of Stock Option Agreement thereunder.
10.3	†+	2004 Non-Employee Directors' Stock Option Plan and Form of Stock Option Agreement thereunder.
10.4	†+	2004 Employee Stock Purchase Plan and Form of Offering Document thereunder.
10.5	(1)+	Employment letter agreement dated February 21, 2000 between the Registrant and Mark Zoller, Ph.D.
10.6	(1)+	Employment letter agreement dated June 7, 2000 between the Registrant and Klaus Gubernator, Ph.D.
10.7	(1)+	Employment letter agreement dated June 2, 2003 between the Registrant and Kent Snyder.
10.8	(1)+	Employment letter agreement dated August 25, 2003 between the Registrant and Harry Leonhardt, Esq.
10.9	(1)+	Employment letter agreement dated September 8, 2003 between the Registrant and John Poyhonen.
10.10	(1)
Expansion Lease dated November 20, 1995 between Health Science Properties, Inc. and Sequana Therapeutics, Inc., as amended, and Assignment and Assumption of Lease, dated July 12, 2000, as amended, between the Registrant and Axys Pharmaceuticals, Inc.
10.11	*	Exclusive License and Bailment Agreement dated March 10, 2000 between the Registrant and the Regents of the University of California.
10.12	*	Collaborative Research and License Agreement dated November 1, 2000, as amended April 16, 2002, between the Registrant and Aurora Biosciences Corporation.
10.13	*	Collaborative Research and License Agreement dated December 6, 2000, as amended May 2, 2002, between the Registrant and Kraft Foods, Inc.
10.14	*	Collaborative Research and License Agreement dated March 28, 2001, as amended July 26, 2002, November 5, 2002 and February 19, 2004 between the Registrant and Campbell Soup Company.
10.15	*	Collaborative Research and License Agreement dated April 18, 2002, as amended October 23, 2003, between the Registrant and Nestec, Ltd.

10.16	*	Collaborative Research, Development, Commercialization and License Agreement dated April 22, 2002 between the Registrant and the Coca-Cola Company.
23.1	(1)	Consent of Ernst & Young LLP, independent auditors.
23.2		Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	(1)	Power of Attorney. Reference is made to the signature page hereto.

†
To be filed by amendment.

+
Indicates management contract or compensatory plan.

*
Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

(1)
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX